UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

WHITE ELECTRONIC DESIGNS CORPORATION
 (Exact name of registrant as specified in its charter)

Indiana	1-4817	35-0905052
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 437-1520

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2009, White Electronic Designs Corporation (the “Company”) entered into an Amendment No. 2 (the “Amendment”) to that certain settlement agreement entered into on February 4, 2009 (the “Agreement”) between the Company, Wynnefield Partners Small Cap Value, L.P., and its affiliates (“Wynnefield Partners”), Caiman Partners, L.P., and its affiliates (“Caiman Partners”), Kahn Capital Management LLC (“Kahn Capital”) (Wynnefield Partners, Caiman Partners, and Kahn Capital, collectively, the “Shareholder Group”) and, solely with respect to Section 8(b) of the Agreement in each of their respective capacities as shareholders, Jack A. Henry, Paul D. Quadros, Thomas M. Reahard, Thomas J. Toy and Edward A. White (the “Other Parties”). The Agreement, among other things, resulted in the Shareholder Group: (i) terminating its proxy solicitation, (ii) withdrawing its proposed slate of nominees for the Company’s Board of Directors (the “Board”) at the Company’s 2009 annual meeting of shareholders, and (iii) requiring the Shareholder Group to vote all of its shares in favor of the Board’s director nominees at the 2009 annual meeting of shareholders.

Pursuant to the Amendment, the Agreement has been amended to provide for the acquisition of up to thirty-five percent (35%) of the issued and outstanding shares of the Company’s common stock (the “Maximum Threshold”) by Brian Kahn, the Chairman of the Board, through his publicly-disclosed, affiliated entities (Mr. Kahn, together with publicly-disclosed, affiliated entities, the “Kahn Entities”) in exchange for certain additional obligations set forth in the Amendment. The Amendment contains certain customary representations, warranties and covenants. Some of the additional obligations applicable to the Kahn Entities include, until the later of (i) the end of Mr. Kahn’s service on the Board, or (ii) two business days following the Company’s 2010 annual meeting of shareholders, the Kahn Entities shall not, and shall cause their respective officers, directors, employees, representatives and agents not to, in any manner, directly or indirectly, form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company’s common stock (other than a group comprised solely of the Kahn Entities), or seek, alone or in concert with others, (1) to acquire substantially all the assets of the Company without approval from the Board, (2) to acquire shares of the Company’s common stock in excess of the Maximum Threshold, as of the date of such acquisition without approval from the Board, (3) for so long as shares of the Company’s common stock are listed on the NASDAQ Global Market or any other publicly-traded exchange (each, an “Exchange”), to sell shares of the Company’s common stock in a privately negotiated transaction not open to other shareholders of the Company at a price greater than the average closing price of the Company’s common stock as reported by the applicable Exchange over the five (5) day trading period immediately preceding the date of such sale, without approval from the Board, or (4) take or seek to take, or cause or seek to cause others to take, directly or indirectly, any action inconsistent with the actions identified in items (1), (2), and (3) of this sentence without approval from the Board.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Agreement, dated November 16, 2009, by and among White Electronic Designs Corporation, Wynnefield Partners Small Cap Value, L.P. (and its affiliates), Caiman Partners, L.P. (and its affiliates), Kahn Capital Management LLC, Jack A. Henry, Paul D. Quadros, Thomas M. Reahard, Thomas J. Toy and Edward A. White.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION

Date: November 17, 2009

By: /s/ Roger A. Derse
Roger A. Derse
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to Agreement, dated November 16, 2009, by and among White Electronic Designs Corporation, Wynnefield Partners Small Cap Value, L.P. (and its affiliates), Caiman Partners, L.P. (and its affiliates), Kahn Capital Management LLC, Jack A. Henry, Paul D. Quadros, Thomas M. Reahard, Thomas J. Toy and Edward A. White.